Exhibit 10.39

                                November 10, 1999



VIA FACSIMILE AND FEDERAL EXPRESS

TearDrop Golf Company
Tommy Armour Golf Company
  (formerly known as
   TearDrop Acquisition Corp.)
1080 Lousons Road
Union, New Jersey 07083

Attention: Mr. Rudy Slucker

Dear Mr. Slucker:

            Reference is made to the Forbearance and Overadvance Agreement dated July 20, 1999 between TearDrop Golf Company and its affiliates and First Union National Bank , as amended by those certain letter agreements dated August 30, 1999 and October 4, 1999 (as amended, the "Agreement"). Capitalized terms used in this letter shall have the same meaning as in the Agreement or the Loan Agreement, as applicable.

            Borrowers have represented to Lender that (i) Borrowers are actively pursuing a refinancing of the Liabilities, and (ii) Borrowers are not aware of any fact or circumstance that is likely to preclude the refinancing ("Textron Refinancing") described in that certain letter dated August 17, 1999 from Textron to Borrowers ("Textron Commitment").

            Subject to the conditions set forth herein, Lender agrees to amend the Agreement as follows: the November 10, 1999 date set forth in the first sentence of Section 3 of the Agreement shall be changed to December 10, 1999.

            Borrowers represent and warrant to Lender that (i) Borrowers are presently indebted to Rudy A. Slucker for a loan in the principal amount of $500,000 ("Slucker Loan"), which loan is identified on Schedule 5.16 of the Agreement, and (ii) Borrowers do not owe any other indebtedness to Mr. Slucker. Borrowers agree (i) that Borrowers shall not make any payments on, or transfers of any property or interests in property on account of, the Slucker Loan until all of the Liabilities have been repaid in full, and (ii) a Forbearance Default shall be deemed to have occurred on November 17, 1999 unless by that date the Lender and Rudy A. Slucker shall have entered into a subordination agreement with respect to the Slucker Loan for the benefit of Lender, which subordination agreement shall be in form and substance acceptable to Lender in Lender's sole discretion.

            Borrowers acknowledge that certain categories of Inventory do not constitute Qualified Inventory because the Inventory (i) is not in Borrowers' possession at a location specified on Exhibit 3.5 to the Agreement, or (ii) is located at a location not owned by Borrowers and Lender has not received a landlord's waiver or warehouseman's waiver with respect to such location. Borrowers agree to cooperate

TearDrop Golf Company
Tommy Armour Golf Company
  (formerly known as
   TearDrop Acquisition Corp.)
November 10, 1999
Page 2


with Lenders to promptly take any steps requested by Lender pursuant to Section
3.18 of the Loan Agreement to assure that Lender has a valid and enforceable security interest in such Inventory by no later than November 20, 1999. Lender has reserved the right to remove any Inventory that is not Qualified Inventory from the Borrowing Base at any time.

            Borrowers acknowledge that from and after the date hereof, Lender shall have no obligation to provide Borrowers with any Additional Overadvances.

            In consideration of the extension of the Forbearance Period provided for herein, Borrowers expressly ratify and reaffirm, effective as of the date of Borrowers' execution of this letter, the release of Lender that is contained in
Section 7 of the Agreement.

            On or before November 30, 1999, Borrowers shall provide Lender with a written report on the status of the Textron Commitment and Borrowers' efforts to close a loan transaction with respect thereto or with respect to any alternative arrangement for financing and/or an infusion of equity that the Borrowers are pursuing or contemplating.

            Lender's willingness to extend the Forbearance Period through December 10, 1999 as set forth above is conditioned upon Borrowers having executed and returned a copy of this letter to Congress to confirm Borrowers' agreement: (i) with all terms and conditions set forth in this letter, (ii) Borrowers' agreement to immediately advise Congress upon Borrowers becoming aware of any fact or circumstance that would preclude or would be reasonably likely to reduce the likelihood of the Textron Refinancing occurring, (iii) to provide Congress with copies of any amendments or modifications to the Textron Commitment promptly upon Borrowers' receipt thereof, (iv) to provide Congress by November 20, 1999 with copies of Borrowers' financial statements for the period ended October 31, 1999, and (v) to provide Congress with copies of any public filings promptly upon their having been filed by Borrowers; without limiting clause (v), Borrowers have agreed to provide Congress by November 16, 1999 with a copy of their Form 10-Q for the quarter most recently ended. The effectiveness of this Amendment is further conditioned upon the Borrowers having executed and delivered to Congress that certain Sixth Amendment to Loan and Security Agreement of even date herewith.

            If the Borrowers agree with the foregoing, please sign a copy of this letter in the space below and return it to the undersigned at your earliest convenience. If this letter has not been so accepted by Borrowers within one Business Day of the date of this letter, Lender's agreement to extend the Forbearance Period as provided herein shall terminate without further notice.

TearDrop Golf Company
Tommy Armour Golf Company
  (formerly known as
   TearDrop Acquisition Corp.)
November 10, 1999
Page 3


            Thank you for your prompt attention to this.


                                                Sincerely,

                                                CONGRESS FINANCIAL CORPORATION
                                                (CENTRAL), as Servicing Agent to
                                                FIRST UNION NATIONAL BANK

                                                By: /s/ Thomas C. Lannon
                                                    ----------------------------
                                                Its: Vice President


ACCEPTED AND AGREED this 10 day of November, 1999 on behalf of each of the Borrowers identified above

By: /s/ Rudy Slucker
Their:  CEO